                                                                                                                Exhibit 99.1

Contacts:
Investor Relations                                                                                                                                                     Trade Relations
Kathleen Makrakis                                                                                                                                                     Betty LaBaugh
Director of Investor Relations                                                                                                                                                  Public Relations Manager
203-769-8054                                                                                                                                                603-594-8585,   ext. 3441

kmakrakis@presstek.com                                                                                                                                            blabaugh@presstek.com

Presstek Full Year 2008 Income from Continuing Operations
Increases $13.5 Million

♦	EPS From Continuing Operations Improves 38 Cents
♦	Gross Margin Increases from 28.1% to 35.6%
♦	Operating Expense Declines 22%
♦	Debt Net of Cash Reduced 49% or $11.2 Million

Greenwich, CT., March 18, 2009 -- Presstek, Inc. (NASDAQ: PRST) today reported income from continuing operations for the full year 2008 of $3.1 million, or $0.09 per share, versus a loss from continuing operations of ($10.4) million, or ($0.29) per share in 2007.  Significant improvements in both gross margin and operating expense levels, driven in large part by the successful implementation of the company’s Business Improvement Plan announced in October 2007, resulted in profitable 2008 results despite the impact of a 22% decrease in revenue caused largely by the global economic slowdown.   In addition, the company reduced debt net of cash by $11.2 million or 49% from the end of 2007.  Including discontinued operations, the company reported net income of $0.5 million for the full year 2008, an improvement of $12.7 million and $0.35 per share when compared to 2007.

Results from continuing operations exclude the company’s Lasertel affiliate which is currently being marketed for sale.  Lasertel will continue to operate as a separate business during this process, and will remain focused on growing its position in the laser diode market.

 “The year 2008 was a transformational year for Presstek and we made excellent strategic, operational and financial progress,” commented Presstek Chairman, President and Chief Executive Officer, Jeff Jacobson.  “While the economic environment has certainly had a negative impact on our top line along with much of global industry, we significantly enhanced our product offerings, improved margins, reduced operating expenses, generated cash, and reduced our debt.   The Business Improvement Plan we implemented in 2007 enabled us to report a significant profit improvement despite the most severe global economic pressures I have encountered during 22 years in the industry.  Our original Business Improvement Plan target was to improve our cost structure by $20 million by the end of 2009, and I am pleased to report that we achieved $22 million in savings in 2008 which both exceeds our goal and is also one year ahead of schedule.   While we are by no means insulated from global economic issues, we were ahead of the curve in attacking opportunities to reduce costs and improve our financial position as our full year 2008 results demonstrate.”

The company identified an additional $4 million of cost reduction measures at year end 2008 in order to offset expected continued revenue pressure in 2009.  “The worsening global economic conditions continue to negatively impact our customers’ businesses, and we recognized that additional actions needed to be taken with our cost structure beyond our Business Improvement Plan achievements,” commented Jeff Cook, Presstek’s Executive Vice President and Chief Financial Officer.  “We also recognize the need to continue making critical investments in selected areas to ensure the company emerges from this economic crisis poised to maximize top line growth opportunities.   These investments will be self-funded through cost reductions above and beyond the $4 million in cost measures that we have taken for 2009.”

Revenue from continuing operations for the full year was $193.3 million, a decrease of $53.3 million or 22% from 2007.   The decline was largely attributable to the global economic slowdown as well as the expected erosion of sales of traditional products.   Equipment sales were $52.7 million, a 40% decline from 2007, and sales of the company’s consumable products declined 12% due to lower print volume resulting from the economic slowdown and the continued erosion of traditional products.   Despite economic issues, sales of Presstek branded DI plates increased 5% in 2008.   Service revenue declined 11%; however the attachment rate on DI presses, the percentage of equipment sold with service contracts on new equipment, improved to 60% in 2008 from 25% in 2007.  This improvement will be reflected in sales when the warranty period expires.

Gross margin improved from 28.1% in 2007 to 35.6% in 2008, driven largely by benefits realized from the Business Improvement Plan actions which included: manufacturing productivity improvements, procurement savings, service business rationalization, improved recovery of raw material increases and improved operating discipline.   Equipment margins improved from 8.6% to 13.1%, consumable margins improved from 45.3% to 49.8%, and service margins improved from 18.9% to 26.3%.   The overall margin improvement was favorably impacted by the increased proportion of higher margin consumable sales as a percentage of total sales.

Operating expenses of $63.8 million in 2008 reflected a year over year improvement of $18.4 million, or 22% due primarily to Business Improvement Plan actions which included: the centralization of product warehousing and distribution activities for North America in Des Plaines, Illinois, improved productivity and rationalization of sales activities, lower general and administrative expenses including lower legal expenses and professional fees, and the consolidation of certain customer care activities into the company's Hudson, New Hampshire operation.  In addition, the company has reduced its workforce (excluding Lasertel) 16% since the beginning of the program. Restructuring charges in 2008 of $2.1 million were $0.6 million favorable to 2007.

Income from operations improved $18.0 million, from a loss of ($13.0) million in 2007 to a profit of $5.0 million in 2008.   Interest and other income was $0.9 million in 2008 versus an expense in 2007 of ($1.3) million.   The year-over-year $2.2 million improvement was due primarily to a $1.2 million reduction in interest expense as a result of the company’s reduced debt level and lower interest rates, and increased foreign currency transaction gains of $0.9 million.

Income tax expense was $2.8 million in 2008 versus a benefit of $3.9 million in 2007.  2008 income tax expense includes a $0.5 million valuation allowance related to certain research and development credits earned in prior years, as well as $0.3 million of adjustments due to a favorable change in state tax rates.

The company also reported full remediation of three material weaknesses that were reported in the 2007 Annual Report on Form 10-K. These weaknesses were related to revenue recognition, account reconciliations and journal entries, and inventory.

Fourth Quarter 2008 Results

The company reported income from continuing operations of $0.6 million in the fourth quarter of 2008, or $0.02 per share, versus a net loss of ($2.2) million, or ($0.06) per share in the fourth quarter of 2007.  Revenue in the fourth quarter was $42.3 million, a decline of $16.6 million or 28% versus the fourth quarter of 2007, driven in large part by reduced equipment sales in the U.S. and Europe, and weak consumable sales in the U.S. and Canada.  Excluding the impact of changes in foreign currency exchange rates, revenue declined 25%.  Equipment sales in all regions were negatively impacted by the significant deterioration in the economy in the fourth quarter of 2008 consistent with trends in global capital equipment markets.  The company reported a net loss and loss per share including discontinued operations for the fourth quarter of 2008 of ($0.5) million and ($0.01) respectively.  The net loss improved $2.3 million and the loss per share improved $0.07 versus 2007.

“The fourth quarter was a major challenge for any business, and Presstek was no exception,” commented Jeff Jacobson.   “The capital equipment markets suffered tremendously during the quarter, and we expect the economic weakness to continue in 2009.   Our customers, along with the rest of industry, are experiencing the impact of the economic slowdown, and our fourth quarter results reflect this.   Our view is that revenues will continue to be under pressure in the first half of 2009.   We have implemented additional cost reduction measures to reflect these economic realities, and we will continue to monitor conditions and manage accordingly as the year progresses.   Despite this short-term pressure, we continue to invest in and target the significant market opportunities we have identified to grow our business, and we are confident that Presstek will be in an excellent position to profitably leverage top line growth as the economy regains its strength.”

Gross margin in the fourth quarter of 2008 improved to 37.9% from 31.9% a year ago.   Consumable and service margins in the quarter improved to 51.2% and 29.7%, respectively, versus 47.7% and 27.2% in the fourth quarter of 2007 driven by mix and Business Improvement Plan benefits.  Equipment gross margin increased slightly in the quarter to 11.7% versus 11.5% in 2007.

Operating expenses in the fourth quarter of 2008 declined 22%, or $4.7 million, versus 2007.  The company reported restructuring charges of $0.5 million and $1.2 million in 2008 and 2007, respectively.  Operating expenses increased in the fourth quarter sequentially, as expected, due to increased marketing expenses related to a major U.S. trade show, increased legal expenses, an increase in reserves for bad debt due to economic conditions and an additional week in the payroll cycle as the company’s fiscal year ended on January 3, 2009.

The company reported a fourth quarter 2008 loss from operations of ($0.9) million versus a loss from operations of ($2.9) million in the fourth quarter of 2007, a $2.0 million improvement.   Interest and other income was $1.6 million versus $0.4 million in 2007 due to reduced interest expense resulting from the company’s lower debt level, lower interest rates, and the positive impact of foreign currency transaction gains.

 “Macro-economic issues continue to pressure our ability to drive revenue growth,” concluded Mr. Jacobson.   “However, we were successful during 2008 across several critical fronts:

•	We began to implement a strategy of selling fully integrated solutions with a focus on digital printing and computer-to-plate products
•	We improved net income from continuing operations by $13.5 million
•	We successfully reduced debt net of cash
•	We launched 8 new products and entered into 5 new partnerships with industry leaders
•	We improved our footprint internationally with key new distributors
•	We added key talent, including experienced management to focus on driving growth both in and outside the U.S.
•	We resolved several key legal issues
•	And finally, we have established a solid financial foundation, driving expenses down 22% and improving margins by 750 basis points

The progress we made in 2008 will allow us to navigate the current economic challenges while our team focuses on opportunities to drive future profitable growth.”

First Quarter 2009 Legal Settlement and Ongoing Impairment Assessments

The company also announced it has reached an insurance contract lawsuit settlement in the first quarter of 2009 and, as a result, received settlement proceeds of $1.2 million.  This benefit will be recorded in the first quarter of 2009.

The company conducts ongoing assessments of the valuation of goodwill, other intangible assets, long-lived assets, and deferred tax assets.  Depending on market and economic conditions, impairment could be identified in 2009, which would result in non-cash impairment charges.

2008 Annual Report on Form 10-K

The company announced it would be filing a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission regarding its 2008 Annual Report on Form 10-K.   The late filing is caused only by delays in documenting supporting schedules for the report.  The company expects to file its 2008 10-K within the 15 days allotted by the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the company provides non-GAAP financial measures, including debt net of cash, which is defined as debt minus cash, and other GAAP measures adjusted for certain charges, which the company believes are useful to help investors better understand its past financial performance and prospects for the future.    A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below.    Supplemental financial information has been provided with this release to provide additional details on the company's performance.

Conference Call and Webcast

Management will discuss Presstek's fourth quarter 2008 results in a conference call today at 8:30 a.m. (ET). Conference call information is below:

Domestic Dial In: 800-706-7741
International Dial In: 617-614-3471
Passcode: 38877775

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Wednesday, March 18, 2009 at 10:30 AM Eastern Daylight Time until Wednesday, April  2, 2009 Eastern Daylight Time at midnight.

REBROADCAST ACCESS
Domestic Dial In: 888-286-8010
International Dial In: 617-801-6888
Passcode: 43865336

An archived web cast of this conference call will also be available on the "Investor Events Calendar" page of the company's web site, at www.presstek.com/investors/calendar.html.

About Presstek

Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets.   Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs.   Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.   Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications.   For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

DI is a registered trademark of Presstek, Inc.

  “Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue, gross margins, operating income (loss), EBITDA, asset impairments, the continuation of progress at reducing costs and expenses, customer demand, the results of the company’s Business Improvement Plan, and the ability of the company to achieve its stated objectives.   Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.   Such factors include, but are not limited to, the severity and length of the current economic downturn,  the impact of the economic downturn on the availability of credit for the company’s customers, the company’s ability to successfully market its Lasertel subsidiary for sale, market acceptance of and demand for the company's products and resulting revenue, the ability of the company to successfully expand into new territories, the ability of the company to meet its stated financial and operational objectives,  the company's dependence on its partners (both manufacturing and distribution), the results of the pending formal investigation by the Securities and Exchange Commission, the ability of the company’s insurer to fund the settlement of the class action lawsuit and certain costs associated with the lawsuit and the SEC investigation, and other risks and uncertainties detailed in the company's 2007 Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.   The company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	Three months ended		Twelve months ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007

Revenue
Product	$33,979	$49,191	$158,743	$207,605
Service and parts	8,339	9,692	34,509	38,968
Total revenue	42,318	58,883	193,252	246,573

Cost of revenue
Product	20,429	33,028	99,088	145,724
Service and parts	5,862	7,054	25,423	31,622
Total cost of revenue	26,291	40,082	124,511	177,346

Gross profit	16,027	18,801	68,741	69,227

Operating expenses
Research and development	1,447	1,180	5,144	4,969
Sales, marketing and customer support	7,526	9,384	29,937	39,194
General and administrative	7,175	9,569	25,496	33,172
Amortization of intangible assets	261	349	1,084	2,168
Restructuring and other charges	539	1,187	2,108	2,714
Total operating expenses	16,948	21,669	63,769	82,217

Income (loss) from operations	(921)	(2,868)	4,972	(12,990)
Interest and other expense, net	1,584	356	938	(1,254)

Income (loss) before income taxes	663	(2,512)	5,910	(14,244)
Provision (benefit) for income taxes	49	(348)	2,780	(3,889)

Income (loss) from continuing operations	614	(2,164)	3,130	(10,355)
Gain (loss) from discontinued operations, net of tax	$(1,070)	(616)	$(2,606)	(1,849)

Net income (loss)	$(456)	$(2,780)	$524	$(12,204)

Earnings (loss) per share - basic
Income (loss) from continuing operations	$0.02	$(0.06)	$0.09	$(0.29)
Gain (loss) from discontinued operations	$(0.03)	(0.02)	(0.08)	(0.05)
	$(0.01)	$(0.08)	$0.01	$(0.34)
Earnings (loss) per share - diluted
Income (loss) from continuing operations	$0.02	$(0.06)	$0.09	$(0.29)
Gain (loss) from discontinued operations	$(0.03)	(0.02)	(0.08)	(0.05)
	$(0.01)	$(0.08)	$0.01	$(0.34)

Weighted average shares outstanding
Weighted average shares outstanding - basic	36,619	36,549	36,596	36,199
Dilutive effect of options	5	-	9	-
Weighed average shares outstanding - diluted	36,624	36,549	36,605	36,199

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	January 3,	December 29,
	2009	2007

ASSETS
Current assets
Cash and cash equivalents	$4,738	$12,558
Accounts receivable, net	30,757	41,094
Inventories, net	37,607	45,010
Assets of discontinued operations	13,332	16,689
Deferred income taxes	7,066	6,740
Other current assets	4,095	4,594
Total current assets	97,595	126,685

Property, plant and equipment, net	25,530	29,049
Goodwill	19,114	19,891
Intangible assets, net	4,174	5,209
Deferred income taxes	10,494	11,124
Other noncurrent assets	606	869

Total assets	$157,513	$192,827

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$4,074	$7,035
Line of credit	12,415	20,000
Accounts payable	12,031	17,312
Accrued expenses	13,244	23,212
Deferred revenue	7,300	7,100
Liabilities of discontinued operations	5,748	2,776
Total current liabilities	54,812	77,435

Long-term debt and capital lease obligation, less current portion	-	8,500
Long-term liabilities of discontinued operations	-	-
Other long-term liabilties	170	-

Total liabilities	54,982	85,935

Commitments and contingencies

Stockholders' equity
Preferred stock	-	-
Common stock	366	366
Additional paid-in capital	117,985	115,884
Accumulated other comprehensive income	(5,954)	1,032
Accumulated deficit	(9,866)	(10,390)
Total stockholders' equity	102,531	106,892

Total liabilities and stockholders' equity	$157,513	$192,827

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)
	Q4 2007	Q1 2008	Q2 2008	Q3 2008	Q4 2008
Key Units
Presstek DI Presses (Excludes QMDI)	44	29	35	37	25
Presstek CtP Platesetters (Excludes DPM)	46	46	31	36	35

Revenue - Growth Portfolio
Presstek DI Presses (Excludes QMDI)	15,380	9,768	11,863	12,867	7,528
DI Kits	0	0	0	0	0
DI Plates	5,138	4,791	4,796	4,653	4,661
Total DI Revenue	20,518	14,559	16,659	17,520	12,189

Presstek CtP Platesetters (Excludes DPM)	2,989	2,781	2,183	2,228	2,039
Chemistry Free CtP Plates	4,613	4,427	5,136	4,064	4,402
Total CtP Revenue	7,602	7,208	7,319	6,292	6,441

Service Transfer	(1,438)	(911)	(1,334)	(976)	(1,176)
Service Revenue	3,394	2,727	3,110	2,804	3,002

Total Revenue - Growth Portfolio (B)	30,076	23,583	25,754	25,640	20,456

Revenue - Traditional Portfolio
QMDI Platform	4,678	4,581	4,357	3,456	3,417
Polyester CtP Platform	4,785	4,485	4,524	4,077	3,601
Other DI Plates	2,536	1,770	2,249	2,059	1,693
Conventional/Other	10,782	9,777	9,427	7,943	7,916
Total Product Revenue - Traditional	22,781	20,613	20,557	17,535	16,627

Service Transfer	(277)	(79)	(116)	(85)	(102)
Service Revenue - Traditional	6,303	6,677	5,411	5,444	5,336

Total Revenue - Traditional Portfolio (B)	28,807	27,211	25,852	22,894	21,861

Total Revenue (B)	58,883	50,794	51,606	48,534	42,318

Product Revenue Components %
Growth	51.1%	46.4%	49.9%	52.8%	48.3%
Traditional	48.9%	53.6%	50.1%	47.2%	51.7%

Geographic Revenues (Origination) (B)
North America	43,446	39,767	35,918	35,244	32,374
Europe	15,437	11,027	15,688	13,290	9,944
Consolidated	58,883	50,794	51,606	48,534	42,318

Gross Margin
Presstek
Equipment	11.5%	15.1%	10.1%	15.1%	11.7%
Consumables	47.7%	49.4%	49.1%	49.5%	51.2%
Service	27.2%	26.3%	23.3%	26.1%	29.7%
Consolidated	31.9%	36.2%	33.8%	34.7%	37.9%

Operating Expense (Excluding Special Charges)	$ 20,482	$ 16,047	$ 14,868	$ 14,337	$ 16,409

Profitability
Net income (loss)	$ (2,780)	$ 218	$ 567	$ 195	$ (456)
Add back: Net (income) loss from discontinued operations	$ 616	$ 669	$ 436	$ 431	$ 1,070
Net income (loss) from continuing operations	$ (2,164)	$ 887	$ 1,003	$ 626	$ 614
Add back:
Interest	514	363	195	147	121
Other (income) expense	(870)	109	(380)	212	(1,705)
Tax charge (benefit)	(348)	359	1,219	1,153	49
Incremental charges	3,637	-	-	-	-
Other charges (credits)	1,187	635	560	374	539
Operating income (loss) from continuing operations	1,956	2,353	2,597	2,512	(382)
Add back:
Depreciation and amortization	1,734	1,612	1,440	1,379	1,172
Other income (expense)	870	(109)	380	(212)	1,705
EBITDA From Continuing Operations (A)	$ 4,560	$ 3,856	$ 4,417	$ 3,679	$ 2,495

Cash Earnings From Continuing Operations
Net income from continuing operations	(2,164)	887	1,003	626	614
Add back:
Other charges (credits)	1,187	635	560	374	539
Depreciation and amortization	1,734	1,612	1,440	1,379	1,172
Non cash portion of equity compensation (2006 forward 123R related)	542	442	381	498	482
Non cash portion of taxes	(1,758)	(75)	371	749	36
Cash Earnings From Continuing Operations (A)	(459)	3,501	3,755	3,626	2,843

Working Capital
Current assets (excluding net assets of discontinued operations)	$ 109,996	$ 102,700	$ 103,619	$ 93,152	$ 84,263
Current liabilities
Short-term debt	27,000	22,000	25,356	15,130	16,489
All other current liabilities	47,624	44,900	45,250	37,163	32,575
Current liabilities	74,624	66,900	70,606	52,293	49,064
Working capital	35,372	35,800	33,013	40,859	35,199
Add back short-term debt	27,000	22,000	25,356	15,130	16,489
Working capital, excluding short-term debt (A)	$ 62,372	$ 57,800	$ 58,369	$ 55,989	$ 51,688

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$ 7,000	$ 7,000	$ 10,356	$ 3,240	$ 4,074
Line of credit	20,000	15,000	15,000	11,890	12,415
Long-term debt, net of current portion	8,500	6,750	1,644	834	-
Total debt	35,500	28,750	27,000	15,964	16,489
Cash	12,558	6,447	4,268	2,634	4,738
Debt net of cash	$ 22,942	$ 22,303	$ 22,732	$ 13,330	$ 11,751

Days Sales Outstanding	59	67	64	60	69

Days Inventory Outstanding	71	83	86	87	87

Capital Expenditures	$ 400	$ 92	$ 417	$ 437	$ 831

Employees	641	633	628	622	608

(A)
EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excluding short-term debt; Debt net of cash; and Cash earnings from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.  Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.   Presstek's management believes that Cash earnings from continuing operations provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.  Presstek's management believes that Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.  Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position.  Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods.  These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity.  Our presentaiton of these measures, however, may not be comparable to similarly titled measures used by other companies.  Reconciliations of these measures to GAAP are included in the above tables.

(B) Q3 2007 results reflect $1.5 million decrease in revenue due to the correction of certain revenue transactions.

**	Certain amounts may be subject to reclassification to conform to current presentation.